UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

TERRA INCOME FUND 6, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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TERRA INCOME FUND 6, INC.
805 Third Avenue, 8th Floor
New York, New York 10022
(212) 753-5100

January 26, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “Meeting”) of Terra Income Fund 6, Inc. (the “Company”) to be held on March 24, 2016 at 11:00 a.m., Eastern Time. Prior to the Meeting, you will be able to vote electronically at www.2voteproxy.com/terra or by calling 1-800-830-3542.

The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provides an outline of the business to be conducted at the Meeting. At the Meeting, you will be asked to: (i) elect one class of directors of the Company; and (ii) to transact such other business that may properly come before the Meeting. Details of the business to be conducted at the Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. I, along with other members of the Company’s management, will be available to respond to stockholders’ questions.

It is important that your shares be represented at the Meeting. If you are unable to attend the Meeting, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet or by telephone prior to the Meeting as described in the Proxy Statement and on the enclosed proxy card.

Your vote and participation in the governance of the Company is very important to us.

Sincerely yours,

/s/ Bruce D. Batkin

Chief Executive Officer

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 24, 2016.

Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended September 30, 2015, are available on the Internet through our website at http://www.terrafund6.com.

The following information applicable to the Meeting may be found in the proxy statement and accompanying proxy card:

•	The date, time and location of the Meeting;
•	A list of the matters intended to be acted on and our recommendations regarding those matters; and
•	Any control/identification numbers that you need to access your proxy card.

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TERRA INCOME FUND 6, INC.
805 Third Avenue, 8th Floor
New York, New York 10022
(212) 753-5100

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
To be Held on March 24, 2016, 11:00 a.m., Eastern Time

To the Stockholders of Terra Income Fund 6, Inc.:

The 2016 Annual Meeting of Stockholders (the “Meeting”) of Terra Income Fund 6, Inc. (the “Company”) will be held on March 24, 2016, at 11:00 a.m., Eastern Time. Prior to the Meeting, you may vote your shares electronically at www.2voteproxy.com/terra or by calling 1-800-830-3542. You must have your 12-Digit Control Number in order to vote. The Meeting will be held for the following purposes:

1.	To elect two members of the board of directors of the Company, who will serve for a term of three years and until their successors are duly elected and qualified;
2.	To transact such other business as may properly come before the Meeting.

You have the right to receive notice of and to vote prior to the Meeting if you were a stockholder of record at the close of business on January 20, 2016. If you are unable to attend, please sign the enclosed proxy card and return it promptly in the self-addressed envelope provided or vote by telephone or through the Internet. Please refer to the voting instructions provided on your proxy card. In the event there are not sufficient votes for a quorum or to approve the proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company. Thank you for your support of Terra Income Fund 6, Inc.

Sincerely yours,

/s/ Gregory M. Pinkus

Secretary

New York, NY
January 26, 2016

This is an important meeting. To ensure proper representation at the Meeting, please complete, sign, date and return the proxy card in the enclosed self-addressed envelope or vote by telephone or through the Internet.

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TERRA INCOME FUND 6, INC.

805 Third Avenue, 8th Floor
New York, New York 10022
(212) 753-5100

PROXY STATEMENT
2016 Annual Meeting of Stockholders
To be Held on March 24, 2016

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Terra Income Fund 6, Inc. (the “Company,” “we,” “us,” or “our”) for use at the Company’s 2016 Annual Meeting of Stockholders (the “Meeting”) to be held on March 24, 2016 at 11:00 a.m., Eastern Time. Prior to the Meeting, you may vote your shares electronically at www.2voteproxy.com/terra, and prior to any postponements or adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 are being sent to stockholders on or about February 1, 2016.

We encourage you to vote your shares prior to the Meeting, either by telephone, online or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card or vote by telephone or through the Internet, and the Company receives your vote in time for voting at the Meeting, the persons named as proxies will vote your shares in the manner that you specify. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of a class of directors.

If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the proxy tabulator, Boston Financial Data Services (“Proxy Tabulator”), in writing, by submitting a properly executed, later-dated proxy, or by voting on-line at www.2voteproxy.com/terra. Please send your notification to Terra Income Fund 6, Inc., c/o Boston Financial Data Services, 30 Dan Road, Canton Ma, 02021 and submit a properly executed, later-dated proxy or vote by telephone or through the internet prior to the Meeting. Any stockholder of record attending the Meeting may vote prior to the Meeting whether or not he or she has previously voted his or her shares. If your shares are held for your account by a broker, bank or other institution or nominee (“Broker Shares”), you may vote such shares prior to the Meeting only if you obtain proper written authority from your institution or nominee prior to voting.

Stockholders of record may also vote via the Internet or by telephone prior to the Meeting. Specific instructions to be followed by stockholders of record interested in voting via the Internet or by telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares prior to the Meeting and confirm that their instructions have been properly recorded.

Purpose of Meeting

At the Meeting, you will be asked to vote on the following proposals:

1.	To elect two members of the board of directors of the Company, who will serve for a term of three years and until each of their successors are duly elected and qualified; and
2.	To transact such other business as may properly come before the Meeting.

Record Date and Voting Securities

The record date for the Meeting is the close of business on January 20, 2016 (the “Record Date”). You may cast one vote for each share of common stock that you owned as of the Record Date. There were 2,038,117 of the Company’s common stock outstanding on the Record Date.

Quorum Required

A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in person or by proxy, of the stockholders entitled to cast a majority of the shares of common stock of the Company entitled to be cast on the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote the shares on certain proposals (which are considered “Broker Non-Votes” with respect to such proposals) will be treated as shares present for quorum purposes. However, abstentions and Broker Non-Votes are not counted as votes cast.

If a quorum is not present at the Meeting, the chairman of the Meeting may adjourn the Meeting without appointing a date for resumption or to a time and date not more than 120 days after the original Record Date, without notice other than announcement at the meeting.

Vote Required

Election of Director.  The election of a director requires the affirmative vote of a plurality of the votes cast prior to the Meeting. Stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to a nominee, your shares will not be voted with respect to the person indicated. Abstentions and Broker Non-Votes will have the same effect as votes against this proposal.

Additional Solicitation.  If there are not enough votes to approve any proposals at the Meeting, the chairman of the Meeting may adjourn the Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless the proxies are marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies. Also, a stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).

None of the proposals, if approved, entitle stockholders to appraisal rights under the Maryland General Corporation Law (the “MGCL”) or the Company’s charter.

Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. If brokers, trustees, or fiduciaries and other institutions or nominees holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners, we will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and/or by telephone or facsimile transmission by directors, officers or employees of the Company and/or officers or employees of Terra Income Advisors, LLC (“Terra Income Advisors”), the Company’s investment adviser. Terra Income Advisors is located at 805 Third Avenue, New York, New York 10022. No additional compensation will be paid to directors, officers or regular employees of the Company or Terra Income Advisors for such services.

Stockholders may also provide their voting instructions by telephone or through the Internet. These options require stockholders to input the Control Number which is located on each proxy card. After inputting this number, stockholders will be prompted to provide their voting instructions. Stockholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their telephone call or Internet link. Stockholders who vote via the Internet, in addition to confirming their voting instructions prior to submission, will also receive an e-mail confirming their instructions upon request.

If a stockholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone or electronically, the stockholder may still submit the proxy card originally sent with this Proxy Statement prior to the Meeting.

Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to Boston Financial Data Services.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date and taking into account the 1:1.25 reverse stock split approved by our board of directors on February 25, 2015, the beneficial ownership of each current director, the nominees for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon reports filed by such persons with the SEC and other information obtained from such persons, if available. Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table below has sole voting and investment power. The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”). The address of all executive officers and directors is c/o Terra Income Fund 6, Inc., 805 Third Avenue, 8th Floor, New York, New York, 10022.

Name	Number of Shares	Percentage(1)
Interested Directors
Simon J. Mildé	12,308	0.60%
Bruce D. Batkin	24,980	1.23%
Independent Directors
Michael L. Evans	—	—
Richard B. Jennings	—	—
Robert E. Marks	—	—
Executive Officers
Stephen H. Hamrick	—	—
Gregory M. Pinkus	—	—
Daniel J. Cooperman	2,712	0.13%
Michael S. Cardello	—	—
All officers and directors as a group (9 persons)	40,000	1.96%

(1)	Based on a total of 2,038,117 of common stock issued and outstanding as of the Record Date.

The following table sets forth, as of the Record Date, the dollar range of our equity securities that are beneficially owned by each member of our board of directors, based on the current public offering price of $12.50 per share:

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)(2)
Interested Directors
Simon J. Mildé	Over $100,000
Bruce D. Batkin	Over $100,000
Independent Directors
Michael L. Evans	None
Richard B. Jennings	None
Robert E. Marks	None

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)	The dollar range of equity securities beneficially owned are: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000 or over $100,000.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Company’s business and affairs are managed under the direction of its board of directors. Pursuant to the Company’s charter, the number of directors on the board is five, although the board of directors may increase or decrease the numbers of directors on the board pursuant to the Company’s bylaws, subject to the limitation that the number of directors on the board may neither be less than one, nor greater than fifteen, as required by Maryland law. Each of the five directors currently serving on the board will hold office for the term to which he was elected and until his successor is duly elected and qualified.

Pursuant to the Company’s charter, the directors of the Company are divided into three classes, designated Class I, Class II and Class III. The initial Class I directors hold office for a term expiring at the Meeting, the initial Class II directors hold office for a term expiring at the 2017 annual meeting of stockholders and the initial Class III directors hold office for a term expiring at the 2018 annual meeting of stockholders. After such initial terms, each duly elected class of directors shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until each of their successors is duly elected and qualified.

At the Meeting, stockholders of the Company are being asked to consider the election of the Class I directors, Messrs. Richard B. Jennings and Simon J. Mildé, each of whom has been nominated for re-election for a three-year term expiring at the 2019 annual meeting of stockholders. Each director nominee has agreed to serve as a director if re-elected and has consented to being named as a nominee. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between such person and the Company.

Required Vote

A stockholder can vote for, or withhold his or her vote from, any or all of the director nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of each of the director nominees named above. If any of the director nominees should decline or be unable to serve as a director, the persons named as proxies will vote for such other nominee as may be proposed by the Company’s Nominating and Corporate Governance Committee. The Company’s board of directors has no reason to believe that any of the persons named as director nominees will be unable or unwilling to serve.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information about the Nominees and Directors

The role of the Company’s board of directors is to provide general oversight of the Company’s business affairs and to exercise all of the Company’s powers except those reserved for the stockholders. The responsibilities of the board also include, among other things, the oversight of the Company’s investment activities, the quarterly valuation of the Company’s assets, oversight of the Company’s financing arrangements and corporate governance activities. The director nominees have demonstrated high character and integrity, superior credentials and recognition in their respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to our management. Each of the Company’s directors and the director nominees also have sufficient time available to devote to the affairs of the Company, is able to work with the other members of the board of directors and contribute to the success of the Company and can represent the long-term interests of the Company’s stockholders as a whole. The Company’s directors and director nominees have been selected such that the board of directors represents a range of backgrounds and experiences.

Certain information, as of the Record Date, with respect to the nominees for election at the Meeting, as well as each of the current directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, the year in which each person became a director of the Company, and a discussion of their particular experience, qualifications, attributes or skills that lead us to conclude, as of the Record Date, that each such individual should serve as a director of the Company, in light of the Company’s business and structure.

Nominees for Class I Directors — Term Expiring 2019

Independent Director

Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee During Past 5 Years
Richard B. Jennings, 72	Director	Director since March 2015; Term expires 2016.	President of Realty Capital International LLC	Terra Secured Income Fund 5 International; National Retail Properties, Inc.; Alexandria Real Estate Equities, Inc.; Cogdell Spencer, Inc.

(1)	The business address of the director nominees and other directors and executive officers is c/o Terra Income Fund 6, Inc., 805 Third Avenue, 8th Floor, New York, New York, 10022.

Richard B. Jennings is not an “interested person” of the Company as defined in the 1940 Act. Mr. Jennings has served as one of our independent directors since March 2015. Mr. Jennings also has served as the sole independent director of Terra Secured Income Fund 5 International (“Terra International”) since June 2014. Mr. Jennings is President of Realty Capital International LLC, a real estate investment banking firm that he founded in 1999, whose predecessor was Realty Capital International Inc., a firm that he founded in 1991. From 1990 to 1991, Mr. Jennings served as Senior Vice President of Landauer Real Estate Counselors, and from 1986 to 1989, Mr. Jennings served as Managing Director, Real Estate Finance at Drexel Burnham Lambert Inc. From 1969 to 1986, Mr. Jennings oversaw the real estate investment trust investment banking business at Goldman, Sachs & Co. During his tenure at Goldman, Sachs & Co., Mr. Jennings founded and managed the Mortgage Finance Group from 1979 to 1986. Mr. Jennings serves as a director and audit committee chairman of National Retail Properties, Inc. and as the lead director (and previously compensation committee chairman) of Alexandria Real Estate Equities, Inc. He also served as a director of Cogdell Spencer, Inc. from 2005 to April 2012. He is a member of the International Council of Shopping Centers and the National Association of Real Estate Investment Trusts, and Mr. Jennings is a licensed New York real estate broker. In the past, Mr. Jennings has provided certain consulting services to Terra Capital Partners, LLC (“Terra Capital Partners”) for matters unrelated to this offering. Mr. Jennings received a B.A. in Economics, Phi Beta Kappa and magna cum laude, from Yale University and an M.B.A. from Harvard Business School. Our board of directors has nominated Mr. Jennings because of his extensive experience in the real estate and investment banking industries.

Interested Director

Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee During Past 5 Years
Simon J. Mildé, 69	Director; Chairman of the Board	Director since May 2013; Term expires 2016.	Chief Executive Officer of Richbell Capital, LLC; Chief Executive Officer of The Greenwich Group International, LLC; Chief Executive Officer of Capital District Partners, LLC; Chief Executive Officer of RBS Hotels, LLC.	Terra Income Advisors, LLC; Terra Capital Partners, LLC; Pacific Star USA LLC; Terra Secured Income Fund, LLC; Terra Secured Income Fund 2, LLC; Terra Secured Income Fund 3, LLC; Terra Secured Income Fund 4, LLC; Terra Secured Income Fund 5, LLC; Terra International; Richbell Capital, LLC; The Greenwich Group International, LLC; Capital District Partners, LLC; RBS Hotels, LLC.

(1)	The business address of the director nominees and other directors and executive officers is c/o Terra Income Fund 6, Inc., 805 Third Avenue, 8th Floor, New York, New York, 10022.

Simon J. Mildé has served as Chairman of our board of directors and Chairman of the Board of Managers of Terra Income Advisors, LLC (“Terra Income Advisors”), since May 2013. He has also served as Chairman of Terra Capital Advisors, LLC (“Terra Capital Advisors”) since April 2009 and as Chairman of Terra Capital Advisors 2, LLC (“Terra Capital Advisors 2”) since September 2012. Mr. Mildé co-founded Terra Capital Partners and has served as the Chairman of its board of directors since its formation in 2001 and its commencement of operations in 2002 and also serves as the Chairman of Terra Secured Income Fund, LLC (“Terra Secured Income Fund”), Terra Secured Income Fund 2, LLC (Terra Secured Income Fund 2”), Terra Secured Income Fund 3, LLC (“Terra Secured Income Fund 3”), Terra Secured Income Fund 4, LLC (“Terra Secured Income Fund 4”), Terra Secured Income Fund 5, LLC (“Terra Secured Income Fund 5”) and Terra International, since July 2009, May 2011, January 2012, September 2012, August 2013 and June 2014, respectively. He has over 40 years’ experience in global real estate finance, investment and management. Prior to founding Terra Capital Partners, Mr. Mildé was founder, CEO and Chairman of Jones Lang Wootton North America (formerly Jones Lang LaSalle Incorporated and now JLL), the second largest commercial real estate broker in the world, from 1977 to 1994. He was also one of the founders of JLW Realty Advisors, which has grown into a $50 billion global real estate investment management business. Today, its successor company ranks as one of the largest real estate investment managers in the world. Mr. Mildé has also served as the Chairman and CEO of The Greenwich Group International, LLC, a global real estate investment banking firm, and Capital District Properties, LLC, a commercial real estate development and investment company since 1995 and 2004, respectively. He was a former member of the Royal Institution of Chartered Surveyors and was a former Governor of the Real Estate Board of New York and former member of the Advisory Board of the Real Estate Institute of New York University. Mr. Mildé attended Regent Street Tech College in London, England and the Royal Institution of Chartered Surveyors in England. Our board of directors has nominated Mr. Mildé because of his extensive experience in global real estate finance, investment and management.

Current Directors — Not up for Election at the Meeting

Class II Directors — Term Expiring 2017

Independent Director

Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee During Past 5 Years
Robert E. Marks, 63	Director	Director since March 2015; Term expires 2017.	President of Marks Ventures, LLC.	Denny’s Corporation; Trans World Entertainment Corporation; Emeritus Corporation; Harris Environmental Systems, LLC; Pacific Tool, Inc.; Greenwich Public Library; The International Rescue Committee.

(1)	The business address of the director nominees and other directors and executive officers is c/o Terra Income Fund 6, Inc., 805 Third Avenue, 8th Floor, New York, New York, 10022.

Robert E. Marks is not an “interested person” of the Company as defined in the 1940 Act. Mr. Marks has served as one of our independent directors since March 2015. Since 1994, Mr. Marks has been the President of Marks Ventures, LLC, a private equity investment firm. From 1982 to 1994, he served in the capacities of both Managing Director and Vice President for Carl Marks & Co. Inc., where he was responsible for the firm’s leveraged buyout activity. From 1978 to 1982, he was a corporate finance associate with Dillon, Read & Co. Inc., an investment banking firm. From 1974 to 1976, he worked for the Export-Import Bank of the United States, performing research and analysis on the economic fundamentals underpinning particular loan proposals. Mr. Marks is a director, the Chairman of the Audit and Finance Committee and a member of the Corporate Governance Committee of Denny’s Corporation (NASDAQ: DENN) and a director, the Chairman of the Audit Committee and a member of the Corporate Governance Committee of Trans World Entertainment Corporation (NASDAQ: TWMC). Until July 2014, he served as Chairman of the Compensation Committee and Nominating and Corporate Governance Committee for Emeritus Corporation. Mr. Marks also serves on the board of directors of two private companies — Harris Environmental Systems LLC and Pacific Tool Inc., and on the board of trustees for one charitable organization — the Greenwich Public Library, having previously served on the board of trustees of The International Rescue Committee until February 2015. Until January 2015, he also served on the board of trustees of one private club — The Field Club of Greenwich. In August 2012, Mr. Marks was appointed to serve on the Stanford University Alumni Committee on Trustee Nominations, which is responsible for selecting members to the university’s board of trustees. Mr. Marks received a B.A. and an M.A. in Economics, Phi Beta Kappa and with distinction and departmental honors, from Stanford University in 1974 and an M.B.A. from Harvard Business School in 1978 with a concentration in Finance and General Management.

Interested Director

Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee During Past 5 Years
Bruce D. Batkin, 62	Director, Chief Executive Officer	Director since May 2013; Term expires 2017.	Chief Executive Officer of Terra Income Fund 6, Inc.; Chief Executive Officer of Terra Income Advisors, LLC; President and Chief Executive Officer of Terra Capital Partners, LLC; President of Terra Secured Income Fund, LLC; Chief Executive Officer of Terra Secured Income Fund 2, LLC; Chief Executive Officer of Terra Secured Income Fund 3, LLC; Chief Executive Officer of Terra Secured Income Fund 4, LLC; Chief Executive Officer of Terra Secured Income Fund 5, LLC; Chief Executive Officer of Terra Secured Income Fund 5 International.	None.

(1)	The business address of the director nominees and other directors and executive officers is c/o Terra Income Fund 6, Inc., 805 Third Avenue, 8th Floor, New York, New York, 10022.

Bruce D. Batkin has served as our Chief Executive Officer, as one of our directors and as Chief Executive Officer of Terra Income Advisors, since May 2013. Mr. Batkin has also has served as Chief Executive Officer of Terra Capital Advisors since April 2009 and as Chief Executive Officer of Terra Capital Advisors 2 since September 2012. Mr. Batkin also has served as President of Terra Secured Income Fund since July 2009 and as Chief Executive Officer of Terra Secured Income Fund 2, Terra Secured Income Fund 3, Terra Secured Income Fund 4, Terra Secured Income Fund 5 and Terra International, since May 2011, January 2012, September 2012, August 2013 and June 2014, respectively. As a co-founder of Terra Capital Partners, he has served as its President and Chief Executive Officer since its formation in 2001 and its commencement of operations in 2002, managing its real estate debt and equity investment programs. Mr. Batkin has over 35 years’ experience in real estate acquisition, finance, development, management and investment banking. Prior to founding Terra Capital Partners, he held senior management positions at Merrill Lynch & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation (now Credit Suisse (USA) Inc.), ABN AMRO Bank N.V. and several private real estate development partnerships. Mr. Batkin has acquired major commercial properties throughout the United States and has acted as managing partner in over $5 billion of real estate investments for domestic and foreign investors. He is a member of the Urban Land Institute, the Real Estate Academic Initiative at Harvard University, the Cornell Real Estate Council and the Committee for Economic Development. He is also a participant in the Yale CEO Summit. Mr. Batkin received a B. Architecture from Cornell University and an M.B.A. from Harvard Business School.

Class III Directors — Term Expiring 2018

Independent Director

Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee During Past 5 Years
Michael L. Evans, 63	Director	Director since March 2015; Term expires 2018.	Managing Director of Newport Board Group, LLC.	None.

(1)	The business address of the director nominees and other directors and executive officers is c/o Terra Income Fund 6, Inc., 805 Third Avenue, 8th Floor, New York, New York, 10022.

Michael L. Evans is not an “interested person” of the Company as defined in the 1940 Act. Mr. Evans has served as one of our independent directors since March 2015. Since December 2012, Mr. Evans has been the Managing Director of Newport Board Group, LLC, a CEO and board advisory firm. From June 2010 to September 2011, Mr. Evans served as the Interim Country Manager and Advisory Board Member for Concern Worldwide U.S. Inc., a non-profit humanitarian organization. From January 1977 until June 2010, Mr. Evans was with Ernst & Young, LLP, or Ernst & Young, and served as a partner since 1984. During his nearly 34 years with Ernst & Young, he served as a tax, audit and consulting services partner, specializing in real estate companies and publicly-traded entities. Mr. Evans currently serves on the Advisory Board of Marcus & Millichap, Inc., the Independent Counsel Board of Prologis Targeted U.S. Logistics Fund and the board of directors of Newport Board Group, CyArk.org and InfinteSmile.org. Mr. Evans is a licensed attorney and a C.P.A. (inactive) in California. He is currently a contributing business writer for Forbes.com and Allbusiness.com. Mr. Evans received a B.S.B. in Accounting from the University of Minnesota, a J.D. from William Mitchell College of Law and an M.B.A. from Golden Gate University.

Information about Executive Officers Who Are Not Directors

The following information, as of the Record Date, pertains to our executive officers who are not directors of the Company.

Name, Address and Age(1)	Position(s) Held with Company	Principal Occupation(s) During Past 5 Years
Stephen H. Hamrick, 63	President	President of Terra Capital Advisors, LLC, Terra Capital Advisors 2, LLC, Terra Secured Income Fund 2, LLC, Terra Secured Income Fund 3, LLC, Terra Secured Income Fund 4, LLC, Terra Secured Income Fund 5, LLC and Terra Secured Income Fund 5 International.
Gregory M. Pinkus, 51	Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary	Chief Financial Officer of Terra Income Advisors, LLC; Chief Financial Officer and Chief Operating Officer of Terra Capital Advisors, LLC, Terra Capital Advisors 2, LLC and Terra Secured Income Fund 5 International; Chief Financial Officer and Chief Operating Officer of Terra Secured Income Fund, LLC, Terra Secured Income Fund 2, LLC, Terra Secured Income Fund 3, LLC, Terra Secured Income Fund 4, LLC and Terra Secured Income Fund 5, LLC; Chief Operating Officer of Terra Capital Partners, LLC; Controller of W.P. Carey & Co.

Name, Address and Age(1)	Position(s) Held with Company	Principal Occupation(s) During Past 5 Years
Daniel J. Cooperman, 41	Chief Originations Officer	Managing Director of Originations of Terra Income Fund 6, Inc.; Chief Originations Officer of Terra Income Advisors, LLC, Managing Director of Originations and Chief Originations Officer of Terra Capital Advisors, LLC, Terra Capital Advisors 2, LLC, Terra Secured Income Fund, LLC, Terra Secured Income Fund 2, LLC, Terra Secured Income Fund 3, LLC, Terra Secured Income Fund 4, LLC, Terra Secured Income Fund 5, LLC and Terra Secured Income Fund 5 International.
Michael S. Cardello, 65	Chief Compliance Officer	Chief Compliance Officer of Terra Capital Markets, LLC and Terra Income Advisors, LLC; Financial & Operations Principal of Terra Capital Markets, LLC.

(1)	The business address of the director nominees and other directors and executive officers is c/o Terra Income Fund 6, Inc., 805 Third Avenue, 8th Floor, New York, New York, 10022.

Stephen H. Hamrick has served as our President since May 2013. He has also been President of Terra Capital Advisors since January 2011 and Terra Capital Advisors 2 since September 2012, as well as President of Terra Secured Income Fund 2, Terra Secured Income Fund 3, Terra Secured Income Fund 4, Terra Secured Income Fund 5 and Terra International since May 2011, January 2012, September 2012, August 2013 and June 2014, respectively. Mr. Hamrick has over 35 years’ experience in the investment management business. Prior to joining Terra Capital Partners in January 2011, he served as President of Lightstone Value Plus Real Estate Investment Trust, Inc. from 2006 to July 2010. From 2001 to 2006, he held various positions at WP Carey & Co., including Chairman of Carey Financial, LLC and Managing Director. From 1988 until 1994, Mr. Hamrick served as National Director of Private Investments for Paine Webber & Co. (now part of UBS AG), where he was also a member of that firm’s Management Council, and from 1975 until 1988, he held positions ranging from Account Executive to National Director of Private Placements at E.F. Hutton. In those roles, he was responsible for the creation and distribution of alternative investment funds comprising assets in excess of $15 billion. Mr. Hamrick also had management and offering experience with some of the earliest BDCs, public or private. In 1988, he became the first chairman of Mezzanine Capital Corporation, which served as the General Partner of Fiduciary Capital Partners, L.P. and Fiduciary Capital Pension Partners, L.P., or the Fiduciary Funds, funds that invested primarily in subordinated debt and related equity securities issued as the “mezzanine financing” for friendly leveraged buyouts, acquisitions and recapitalizations and, as the Administrative General Partner for Kagan Media Partners, L.P., a business development company that acquired subordinated debt instruments with equity participations in cable television systems and other media properties. Mr. Hamrick served as chairman of Mezzanine Capital Corporation, as a member of the Fiduciary Funds’ investment committee and as chairman of the General Partner of the Fiduciary Funds’ manager until 1994. Mr. Hamrick has been a Certified Financial Planner, a director of mutual fund families, a member of the NYSE MKT Listings Qualifications Panel and the Listings Panel for NASDAQ as well as Chairman of the Securities Industry Association’s Direct Investment Committee and of the Investment Program Association. Mr. Hamrick holds a B.S. in Economics and an A.B. in English from Duke University.

Gregory M. Pinkus has served as our Chief Financial Officer, Treasurer and Secretary since May 2013 and our Chief Operating Officer since July 2014. He has also served as Chief Financial Officer of (1) Terra Income Advisors since February 2015, (2) Terra Capital Advisors since May 2012, (3) Terra Capital Advisors 2 since September 2012 and (4) each of the following since May 2012: Terra Secured Income Fund, Terra Secured Income Fund 2, Terra Secured Income Fund 3, Terra Secured Income Fund 4 and Terra Secured Income Fund 5. Since June 2014, he has also served as Chief Financial Officer and Chief Operating Officer of Terra International. Since July 2014, he has also served as Secretary and Treasurer for Terra Secured Income Fund, Terra Secured Income Fund 2, Terra Secured Income Fund 3, Terra Secured Income Fund 4 and Terra

Secured Income Fund 5. Since July 2014, he has also served as Chief Operating Officer of Terra Capital Advisors, Terra Capital Advisors 2 and Terra Capital Partners. Prior to joining Terra Capital Partners in May 2012, he served as Assistant Controller for W.P. Carey & Co. from 2006 to August 2010 and as Controller from August 2010 to May 2012. Mr. Pinkus also served as Controller and Vice President of Finance for several early-stage technology companies during the period of 1999 to 2005. Additionally, he managed large-scale information technology budgets at New York Life Insurance Company from 2003 to 2004 and oversaw an international reporting group at Bank of America from 1992 to 1996. Mr. Pinkus is a Certified Public Accountant and member of the American Institute of Certified Public Accountants. He holds a B.S. in Accounting from the Leonard N. Stern School of Business at New York University.

Daniel J. Cooperman has served as our Chief Originations Officer since February 2015, having previously served as Managing Director of Originations from May 2013 until February 2015 and also has served as Chief Originations Officer of our adviser since February 2015. He has also served as Chief Originations officer of Terra Capital Advisors and Terra Capital Advisors 2, having previously served as Managing Director of Originations of Terra Capital Advisors from 2009 until January 2015 and Terra Capital Advisors 2 from September 2012 until January 2015. He has also served as the Chief Originations Officer of each of the following since January 2015: Terra Secured Income Fund, Terra Secured Income Fund 2, Terra Secured Income Fund 3, Terra Secured Income Fund 4, Terra Secured Income Fund 5 and Terra International. He previously served as Managing Director of Originations until January 2015 of Terra Secured Income Fund, Terra Secured Income Fund 2, Terra Secured Income Fund 3, Terra Secured Income Fund 4, Terra Secured Income Fund 5 and Terra International since July 2009, May 2011, January 2012, September 2012, August 2013 and June 2014, respectively. Mr. Cooperman has 18 years’ experience in the acquisition, financing, leasing and asset management of commercial real estate with an aggregate value of over $5 billion. Prior to the formation of Terra Capital Partners in 2001 and its commencement of operations in 2002, Mr. Cooperman handled mortgage and mezzanine placement activities for The Greenwich Group International, LLC. Prior to joining The Greenwich Group International, LLC, Mr. Cooperman worked in Chase Manhattan Bank’s Global Properties Group, where he was responsible for financial analysis and due diligence for the bank’s strategic real estate acquisitions and divestitures. Prior to that time, he was responsible for acquisitions and asset management for JGS, a Japanese conglomerate with global real estate holdings. Mr. Cooperman holds a B.S. in Finance from the University of Colorado at Boulder.

Michael S. Cardello has served as our Chief Compliance Officer since May 2013 and as the Chief Compliance Officer of Terra Capital Markets, LLC (“Terra Capital Markets”) since March 2011. He also has served as the Chief Compliance Officer of Terra Income Advisors since February 2015. He has also served as our Financial & Operations Principal of Terra Capital Markets since July 2011. Prior to joining Terra Capital Markets in March 2011, he served as Chief Compliance Officer from November 2006 to September 2011 and as Chief Financial Officer from August 2004 to September 2011 for Lightstone Securities LLC. Prior to his tenure at Lightstone Securities LLC, Mr. Cardello also served as Chief Financial Officer and Secretary at Spencer Trask Ventures, Inc. from June 2004 to November 2006. Additionally, he served as an Adjunct Professor of Accounting at Farmingdale State University’s College of Technology from September 2004 to June 2005 and Senior Compliance Examiner at National Association of Securities Dealers, Inc., for New York District 12 (now FINRA District 10) from November 1989 to December 1990. Mr. Cardello holds a B.A. in History and an M.B.A. in Public Accounting and Taxation from the St. John’s University.

Director Independence

In accordance with our charter, our board of directors consists of a majority of independent directors. We do not consider a director independent unless the board of directors has determined that he or she has no material relationship with us in accordance with Section 2(a)(19) of the 1940 Act. We monitor the relationships of our directors and officers through the activities of our Nominating and Corporate Governance Committee and through a questionnaire each director completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes. The board of directors limits membership on the Audit Committee and the Nominating and Corporate Governance Committee to independent directors and requires that the Valuation Committee have at least two independent directors as members.

The board of directors has determined that each of the directors and the director nominees are independent and has no material relationship with the Company, except as a director and stockholder of the Company, with the exception of Bruce D. Batkin and Simon J. Mildé. Messrs. Batkin and Mildé are interested persons of the Company due to their positions as Chief Executive Officer and Chairman, respectively, the Company and of Terra Income Advisors.

Board Leadership Structure

Our business and affairs are managed under the direction of our board of directors. Among other things, our board of directors sets broad policies for us and approves the appointment of Terra Income Advisors, our investment adviser, administrator and officers. The role of our board of directors, and of any individual director, is one of oversight and not of management of our day-to-day affairs.

Under our bylaws, our board of directors may designate a Chairman to preside over the meetings of the board of directors and to perform such other duties as may be assigned to him or her by the board of directors. Presently, Mr. Simon J. Mildé serves as the Chairman of our board of directors. Mr. Mildé is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act by virtue of his role as Chairman of the Company and of Terra Income Advisors. We believe that Mr. Mildé’s history with the Company, familiarity with its investment platform, and extensive knowledge of the financial services industry qualify him to serve as the Chairman of our board of directors. We believe that the Company is best served through this existing leadership structure, as Mr. Mildé’s relationship with Terra Income Advisors provides an effective bridge and encourages an open dialogue among management, Terra Capital Advisors and the board of directors, ensuring that those groups act with a common purpose.

Our board of directors does not currently have a designated lead independent director. We are aware of the potential conflicts that may arise when a non-independent director is Chairman of the board of directors, but believe these potential conflicts are offset by our strong corporate governance policies. Our corporate governance policies include regular meetings of the independent directors in executive session without the presence of interested directors and management; the establishment of the Audit Committee and the Nominating and Corporate Governance Committee, each comprised solely of independent directors; and the appointment of a Chief Compliance Officer for administering our compliance policies and procedures. We recognize that different board leadership structures are appropriate for companies in different situations. We re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.

Board of Directors Role in Risk Oversight

Our board of directors oversees our business and operations, including certain risk management functions. Risk management is a broad concept comprising many disparate elements (for example, investment risk, issuer and counterparty risk, compliance risk, operational risk, and business continuity risk). The risk oversight function of our board of directors consists of, among other things, the following activities: (1) at regular and special board of directors meetings, and on an ad hoc basis, receiving and reviewing reports related to our performance and operations; (2) reviewing and approving, as applicable, our compliance policies and procedures; (3) meeting with the portfolio management team to review investment strategies, techniques and the processes used to manage related risks; (4) meeting with, or reviewing reports prepared by, the representatives of key service providers, including our advisor, administrator, distributor, transfer agent, custodian and independent registered public accounting firm, to review and discuss our activities and to provide direction with respect thereto; and (5) engaging the services of our chief compliance officer to test our compliance procedures and our service providers. Our board of directors implements its risk oversight function both as a whole and through its committees.

As described below in more detail under “Committees of the Board of Directors,” the Audit Committee and the Nominating and Corporate Governance Committee assist the board of directors in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include reviewing the adequacy of our internal controls over financial reporting and reviewing the plans, scope and results of the audit engagement with our independent accountants. The Nominating and Corporate Governance Committee’s risk oversight responsibilities include selecting and nominating directors for election by our stockholders, developing and recommending to the board of directors a set of corporate governance principles and overseeing the evaluation of the board of directors and our management.

Our board of directors also performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer. The Chief Compliance Officer submits a quarterly compliance memorandum to the board of directors. In addition, the Chief Compliance Officer is responsible for conducting an annual review of the compliance policies and procedures of the Company and its service providers and producing a written report to be presented to the board of directors discussing the adequacy and effectiveness of such policies, taking into account: (i) any material compliance matters that arose during the previous year, (ii) any changes in the Company’s operations and (iii) any changes in applicable law and regulations that might suggest a need to revise and/or ways to strengthen the compliance system.

Our board of directors believes that its role in risk oversight is appropriate. We believe that we have robust internal processes in place and a strong internal control environment to identify and manage risks. However, not all risks that may affect us can be identified and some risks are beyond the control of us, Terra Income Advisors and our other service providers. We recognize that different board roles in risk oversight are appropriate for companies in different situations. We re-examine the manners in which the board of directors administers its oversight function on an ongoing basis to ensure that it continues to meet the Company’s needs.

Committees of the Board of Directors

Our board of directors currently has three committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Valuation Committee. During the fiscal year ended September 30, 2015, our board of directors held three board meetings, three Audit Committee meetings, one Nominating and Corporate Governance Committee meeting and one Valuation Committee meeting. All directors attended at least 75% of the aggregate number of meetings of the board of directors and of the respective committees on which they serve. We require each director to make a diligent effort to attend all board and committee meetings as well as each annual meeting of our stockholders.

Audit Committee.  The Audit Committee operates pursuant to a charter approved by our board of directors. The charter sets forth the responsibilities of the Audit Committee. The Audit Committee is responsible for selecting, engaging and supervising our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefor), reviewing the independence of our independent accountants and reviewing the adequacy of our internal controls over financial reporting. The members of the Audit Committee are Messrs. Evans, Jennings and Marks, all of whom are independent. Mr. Evans serves as the chairman of the Audit Committee. Our board of directors has determined that Mr. Evans is an “audit committee financial expert” as defined under Item 407 of Regulation S-K, as promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Evans meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee operates pursuant to a charter approved by our board of directors. The charter sets forth the responsibilities of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee selects and nominates directors for election by our stockholders, selects nominees to fill vacancies on our board of directors or a committee thereof, develops and recommends to our board of directors a set of corporate governance principles and oversees the evaluation of our board of directors. The Nominating and Corporate Governance Committee considers candidates suggested by its members and other directors, as well as our management and stockholders. A stockholder who wishes to recommend a prospective nominee for our board of directors must provide notice to our corporate secretary in accordance with the requirements set forth in our bylaws. The members of the Nominating and Corporate Governance Committee are Messrs. Evans, Jennings and Marks, all of whom are independent. Mr. Marks serves as chairman of the Nominating and Corporate Governance Committee.

Valuation Committee.  The Valuation Committee operates pursuant to a charter approved by our board of directors. The charter sets forth the responsibilities of the Valuation Committee. The Valuation Committee establishes guidelines, reviews valuations provided by an advisor or an independent valuation firm and makes recommendations to our board of directors regarding the valuation of our loans and investments. The members of the Valuation Committee are Messrs. Evans, Jennings and Marks all of whom are independent. Mr. Jennings serves as chairman of the Valuation Committee.

We currently do not have a Compensation Committee of our board of directors because we do not pay any compensation to our officers. Our independent directors participate in the consideration of independent director compensation. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations. Our compensation policies are described in more detail below in the sections entitled “Compensation of Directors” and “Compensation of Executive Officers.”

Communication with the Board of Directors

The Company’s stockholders may communicate with the Board of Directors by sending written communications addressed to Terra Income Fund 6, Inc., c/o Gregory M. Pinkus, Secretary, 805 Third Avenue, 8th Floor, New York, New York, 10022. Mr. Pinkus will deliver all stockholder communications received in this manner to one or more members of the board of directors.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) pursuant to Rule 17j-1 of the 1940 Act which applies to, among others, our senior officers, including our Chief Executive Officer and our Chief Financial Officer, as well as every officer, director, employee and access person (as defined within the Company’s Code of Ethics) of the Company.

Compensation of Directors

Our directors who do not also serve in an executive officer capacity for us or Terra Income Advisors are entitled to receive annual cash retainer fees, fees for attending board and committee meetings and annual fees for serving as a committee chairperson. These director nominees are Messrs. Evans, Jennings and Marks. The above directors will receive an annual fee of $20,000, plus $2,500 for each board meeting attended in person, $1,000 for each board meeting attended via teleconference and $1,000 for each committee meeting attended. In addition, the chairman of the Audit Committee will receive an annual fee of $7,500 and the chairman of each of the Nominating and Corporate Governance and the Valuation Committees, and any other committee, will receive an annual fee of $2,500 for their additional services. We will also reimburse each of the above directors for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting. We do not pay compensation to our directors who also serve in an executive officer capacity for us or Terra Income Advisors.

The following table sets forth compensation of the Company’s directors, for the year ended September 30, 2015:

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Interested Directors
Simon J. Mildé	$—	$—	$—
Bruce D. Batkin	$—	$—	$—
Independent Directors
Michael L. Evans	$27,375	$—	$27,375
Richard B. Jennings	$24,375	$—	$24,375
Robert E. Marks	$22,500	$—	$22,500

Compensation of Executive Officers

Our executive officers do not receive any direct compensation from us. We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of Terra Income Advisors or by individuals who were contracted by us or by Terra Income Advisors to work on behalf of us pursuant to the terms of the investment advisory and administrative services agreement. Each of our executive officers is an employee of Terra Income Advisors, or one of its affiliates or an outside contractor, and the day-to-day investment operations and administration of our portfolio are managed by Terra Income Advisors. In addition, we reimburse Terra Income Advisors for our allocable portion of expenses incurred by Terra Income Advisors in performing its obligations under the investment advisory and administrative services agreement, including the allocable portion of the cost of our officers and their respective staffs determined under the investment advisory and administrative services agreement.

The investment advisory and administrative services agreement provides that Terra Income Advisors and its officers, managers, controlling persons and any other person or entity affiliated with it acting as our agent will not be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by Terra Income Advisors or such other person, nor will Terra Income Advisors or such other person be held harmless for any loss or liability suffered by us, unless: (1) Terra Income Advisors or such other person has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (2) Terra Income Advisors or such other person was acting on behalf of or performing services for us; (3) the liability or loss suffered was not the result of negligence or misconduct by Terra Income Advisors or such other person acting as our agent; and (4) the indemnification or agreement to hold Terra Income Advisors or such other person harmless for any loss or liability is only recoverable out of our net assets and not from our stockholders.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. For example, the Company’s Code of Ethics generally prohibits any employee, officer or director from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Company, and requires that those parties submit quarterly transactions reports and annual holdings reports to the Chief Compliance Officer. The Chief Compliance Officer is required to review and approve all related-party transactions (as defined in Item 404 of Regulation S-K promulgated under the Exchange Act). Any amendment or waiver of the Code of Ethics for any executive officer or director must be approved by the board of directors and publicly disclosed as required by applicable law and regulations.

Management and Incentive Fee Compensation to Adviser

On April 20, 2015, the Company entered into an investment advisory and administrative services agreement (the “Advisory Agreement”) with Terra Income Advisors, a subsidiary of the company’s sponsor, Terra Capital Partners. Terra Income Advisors is responsible for the Company’s day-to-day operations. Pursuant to the Advisory Agreement, Terra Income Advisors is expected to be paid for its services in two components — a base management fee and an incentive fee. The base management fee is calculated at an annual rate of 2.0% of the Company’s average gross assets. The base management fee is payable quarterly in arrears and calculated based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters. The incentive fee consists of two parts. The first part, which is referred to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears based upon the Company’s “pre-incentive fee net investment income” for the immediately preceding quarter. The subordinated incentive fee on income is subject to a quarterly hurdle rate, expressed as a rate of return on adjusted capital at the beginning of the most recently completed calendar quarter, of 2.0% (8.0% annualized), subject to a “catch up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the base management fee, expenses reimbursed to Terra Income Advisors under the Advisory Agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The calculation of the subordinated incentive fee on income for each quarter is as follows:

•	No incentive fee is payable to Terra Income Advisors in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate of 2.0% (8.0% annualized);
•	100% of our pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.5% in any calendar quarter (10.0% annualized) is payable to Terra Income Advisors, all or any portion of which may be waived or deferred in Terra Income Advisors’ discretion. We refer to this portion of our pre-incentive fee net investment income (which exceeds the hurdle rate but is less than or equal to 2.5%) as the “catch-up.” The “catch-up” provision is intended to provide Terra Income Advisors with an incentive fee of 20.0% on all of our pre-incentive fee net investment income when our pre-incentive fee net investment income reaches 2.5% in any calendar quarter; and
•	20.0% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.5% in any calendar quarter (10.0% annualized) is payable to Terra Income Advisors once the hurdle rate is reached and the catch-up is achieved.

The second part of the incentive fee, which is referred to as the incentive fee on capital gains, is an incentive fee on capital gains earned on liquidated investments from the portfolio and is determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement). This fee equals 20.0% of the Company’s incentive fee on capital gains, which equals the realized capital gains on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees. On a quarterly basis, the Company will accrue (but not pay) for the capital gains incentive fee by calculating such fee as if it were due and payable as of the end of such period.

The services to be provided by Terra Income Advisors are expected to include, but are not limited to, accounting and administrative services. The Company is expected to reimburse Terra Income Advisors for the costs incurred by Terra Income Advisors to provide these services.

Organization and Offering Expenses

As of September 30, 2015 and September 30, 2014, Terra Income Advisors, on behalf of the Company, incurred organization costs of approximately $130,000 and $33,000, respectively, and offering costs of approximately $1,534,000 and $573,000, respectively. Offering expenses consist of costs paid by Terra Income Advisors for the registration, marketing and distribution of the Company’s shares. Organization costs include those expenses paid by Terra Income Advisors for the legal organization, drafting and filing of the Company’s charter and other governance documents. These amounts include, but are not limited to, legal, accounting, printing and marketing costs.

Upon meeting the minimum offering requirement, and the Company’s commencement of operations on June 24, 2015, Terra Income Advisors is responsible for the payment of the Company’s cumulative organization and offering expenses to the extent such expenses exceed 1.5% of the gross proceeds from the offering, without recourse against or reimbursement by the Company. As a result, Terra Income Advisors will bear all organization and offering expenses in excess of 1.5% of the gross proceeds from the offering. The Company believes that it is highly likely that it will raise sufficient funds to reimburse Terra Income Advisors in full for all cumulative organization and offering expenses incurred to date, to the extent that such cumulative organization and offering expenses do not exceed 1.5% of gross offering proceeds.

Dealer Manager Agreement

On April 20, 2015, the Company entered into a dealer manager agreement (the “Dealer Manager Agreement”) with Terra Capital Markets, an affiliate of Terra Income Advisors, to serve as the dealer manager of the offering. Terra Capital Markets will be responsible for marketing the Company’s shares being offered pursuant to the offering. In this role, it will manage a group of selling dealers, including other unaffiliated broker-dealers who enter into agreements with the Terra Capital Markets. Terra Capital Markets is expected to receive selling commissions of 6.0% of gross proceeds from the offering, dealer manager fees of up to 3.0% of gross proceeds from the offering and broker-dealer fees of up to 1.0% of gross proceeds from the offering for reimbursement of marketing and expenses, in connection with the sale of shares of common stock in the offering, all or a portion of which may be re-allowed to selected broker-dealers for marketing and expenses. During the period from the Company’s commencement of operations on June 24, 2015 through September 30, 2015, Terra Capital Markets accrued approximately $969,000 and, of this amount, re-allowed approximately $668,000 to selected broker-dealers under the Dealer Manager Agreement.

Expense Support Agreement

On June 30, 2015, the Company entered into an expense support agreement (the “Expense Support Agreement”) with Terra Income Advisors, whereby Terra Income Advisors may pay up to 100% of all of the Company’s operating expenses from inception until the Company and Terra Income Advisors mutually agree otherwise. This payment (the “Expense Support Payment”) for any month shall be paid by Terra Income Advisors to the Company in any combination of cash or other immediately available funds, and/or offsets against amounts due from the Company to Terra Income Advisors. The purpose of the Expense Support Payment is to reduce offering and operating expenses until the Company has achieved economies of scale sufficient to ensure that the Company is able to bear a reasonable level of expense in relation to investment income. Operating expenses subject to the Expense Support Agreement include expenses as defined by U.S. GAAP, including, without limitation, fees payable to Terra Income Advisors and interest on indebtedness for such period, if any.

Pursuant to the terms of the Expense Support Agreement, the Company has agreed to reimburse Terra Income Advisors for each Expense Support Payment within three years after such Expense Support Payment is made by Terra Income Advisors. Reimbursement shall be made as promptly as possible on a date mutually agreed to by the Company and Terra Income Advisors (the “Reimbursement Date”) provided that (i) the operating expense ratio, defined as operating expenses excluding organization and offering expenses, base management fees, incentive fees and any interest expense attributable to indebtedness by the Company (“Net Operating Expenses”) expressed as a percentage of the Company’s net assets on the relevant measurement date, as of such Reimbursement Date is equal to or less than the operating expense ratio as of the Expense Support Payment date attributable to such specified Expense Support Payment, (ii) the annualized distribution rate as of such Reimbursement Date is equal to or greater than the annualized distribution rate as of the Expense Support Payment date attributable to such specified Expense Support Payment; (iii) such Reimbursement Date is not later than three years following such specified Expense Support Payment Date; and (iv) the Expense Support Payment does not cause the Company’s Net Operating Expenses to exceed 1.5% of the Company’s net assets attributable to common shares, after taking such reimbursement into account. Terra Income Advisors is entitled to reimbursement of all previously unreimbursed expense support payments in the event of termination of the expense support agreement.

The following table provides information regarding the expenses that the parties to the agreement determined would be incurred by Terra Income Advisors pursuant to the Expense Support Agreement:

Period Ended	Amount of Expense Reimbursement Payment	Annualized Operating Expense Ratio as of the Date of Expense Reimbursement Payment	Annualized Rate of Distributions Per Share(1)	Reimbursement Eligibility Exception
June 30, 2015	$515,813	24.53%	8.00%	June 30, 2018
September 30, 2015	$1,174,487 (2)	66.63%	8.00%	September 30, 2018

(1)	The annualized rate of distributions per share is expressed as a percentage equal to the projected annualized distribution amount as of September 30, 2015 (which is calculated by annualizing the regular daily cash distribution per share as of September 30, 2015 without compounding), divided by the Company’s public offering price per share as of September 30, 2015.
(2)	The expense reimbursement payment amount of $1,174,487 represents the total of the twice monthly expense reimbursement payments for the three month period ending September 30, 2015. The annualized operating expense ratio of 66.63% represents the ratio average of such twice monthly expense reimbursement payment dates.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based solely on a review of the copies of such reports and written representations delivered to the Company by such persons, we believe that there were no violations of Section 16(a) by such persons during the year ended September 30, 2015.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee and the independent directors of the board of directors have appointed BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016. BDO USA, LLP also served as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2015.

BDO USA, LLP has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its affiliates. It is expected that a representative of BDO USA, LLP will be present at the Meeting and will be available to answer questions.

The following table displays fees for professional services by BDO USA, LLP for the fiscal year ended September 30, 2015 (amounts in thousands):

Fiscal Year Ended September 30, 2015
Audit Fees	$140,500
Audit-Related Fees	$—
Tax Fees	$20,000
All Other Fees	$—
Total	$160,500

Audit Fees.  Audit fees include fees for services that normally would be provided by BDO USA, LLP in connection with statutory and regulatory filings or engagements and that generally only an independent accountant can provide. In addition to fees for the audit of our annual financial statements and the review of our quarterly financial statements in accordance with generally accepted auditing standard, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees.  Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Services Fees.  Tax services fees consist of fees billed for professional tax services. These services also include assistance regarding federal, state, and local tax compliance.

All Other Fees.  Other fees would include fees for products and services other than the services reported above.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended September 30, 2015 and 2014. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of Terra Income Fund 6, Inc.:

As part of our oversight of the financial statements of Terra Income Fund 6, Inc. (the “Company”), we have reviewed and discussed with both management and BDO USA, LLP, the Company’s independent registered public accounting firm, the Company’s financial statements filed with the SEC for the fiscal years ended September 30, 2015 and 2014. Management advised us that all financial statements were prepared in accordance with U.S. generally accepted accounting principles, and reviewed significant accounting issues with us. We also discussed with BDO USA, LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees, as amended, and by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by BDO USA, LLP. Pursuant to the policy, we will pre-approve the audit and non-audit services performed by BDO USA, LLP in order to assure that the provision of such services does not impair the firm’s independence. Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to us for specific pre-approval in accordance with our pre-approval policy, irrespective of the amount of fees associated with such services, and cannot commence until such approval has been granted. Normally, pre-approval is provided at the regularly scheduled meetings of the Audit Committee. However, we may delegate pre-approval authority to one or more of our members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at our next scheduled meeting. We do not delegate our responsibilities to pre-approve services performed by BDO USA, LLP to management.

We received and reviewed the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding BDO USA, LLP’s communications with us concerning independence, and have discussed with BDO USA, LLP the independent auditors’ independence. We have reviewed the audit fees paid by the Company to BDO USA, LLP. We have also reviewed non-audit services and fees to assure compliance with the Company’s and our policies restricting BDO USA, LLP from performing services that might impair our independence.

Based on the our review and discussions with management and BDO USA, LLP, our review of the Company’s audited financial statements, the representations of management and the report submitted to us by BDO USA, LLP, we have recommended to the board of directors that the audited financial statements as of and for the years ended September 30, 2015 and 2014 be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2015 for filing with the SEC. We have also recommended the selection of BDO USA, LLP to serve as the independent registered public accounting firm of the Company for the year ending September 30, 2016.

Respectfully submitted,

/s/ The Audit Committee

Michael L. Evans, Chairman
Richard B. Jennings
Robert E. Marks

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We currently do not have a compensation committee of our board of directors because we do not pay any compensation to our officers. Our independent directors participate in the consideration of independent director compensation. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

OTHER BUSINESS

The board of directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies will vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy prior to the Meeting. The submission of a proposal does not guarantee its inclusion in this Proxy Statement or presentation at the Meeting unless certain securities law requirements are met.

AVAILABLE INFORMATION

Any stockholder will be permitted access to all of our records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Under the MGCL, our stockholders are entitled to inspect and copy, upon written request during usual business hours, the following corporate documents: (i) our charter, (ii) our bylaws, (iii) minutes of the proceedings of our stockholders, (iv) annual statements of affairs and (v) any voting trust agreements. A stockholder may also request access to any other corporate records, which may be evaluated solely in the discretion of our board of directors.

We intend to maintain an alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, as part of our books and records and will be available for inspection by any stockholder at our office. We intend to update the stockholder list at least quarterly to reflect changes in the information contained therein. In addition to the foregoing, Rule 14a-7 under the Exchange Act provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or any other information for any commercial purpose of not related to the requesting stockholder’s interest in our affairs. We may also require such stockholder sign a confidentiality agreement in connection with the request.

We are required to file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. You may inspect and copy these reports, proxy statements and other information, as well as the registration statement and related exhibits and schedules, at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available on the SEC’s website at www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (a) pursuant to our notice of the meeting, (b) by the board of directors or (c) by a stockholder who was a stockholder of record both at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of directors at a special meeting may be made only (a) pursuant to our notice of the meeting, (b) by the board of directors or (c) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Per the requirements found in SEC Rule 14a-8 and the Company’s bylaws, a stockholder who intends to present a proposal at the next annual meeting, including the nomination of a director, must submit the proposal in writing to Gregory M. Pinkus, Secretary, Terra Income Fund 6, Inc., at its address of 805 Third Avenue, 8th Floor, New York, New York, 10022, and the proposal should be received by the Company no earlier than August 2, 2016 nor later than September 1, 2016. In the event that the date of that annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the Meeting, a timely notice by the stockholder must be delivered not earlier than the one hundred fiftieth (150th) day prior to the date of the preceding year’s annual meeting and not later 5:00 p.m., local time, on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The Company’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. Persons with complaints or concerns regarding such matters may submit their complaints to the Company’s Chief Compliance Officer. Persons who are uncomfortable submitting complaints to the Chief Compliance Officer, including complaints involving the Chief Compliance Officer, may submit complaints directly to the Company’s Audit Committee Chairman. Complaints may be submitted on an anonymous basis.

The Chief Compliance Officer may be contacted at:

Michael S. Cardello
Chief Compliance Officer
Terra Income Fund 6, Inc.
805 Third Avenue, 8th Floor
New York, New York, 10022

The Audit Committee Chairman may be contacted at:

Michael L. Evans
Chairman, Audit Committee
Terra Income Fund 6, Inc.
805 Third Avenue, 8th Floor
New York, New York, 10022

You are kindly requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope, or to vote by telephone or through the Internet.

Online Access to Annual Reports on Form 10-K and Proxy Statements

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for our fiscal year ended September 30, 2015 are available at www.terrafund6.com. Instead of receiving future copies of the proxy statement and Annual Report on Form 10-K by mail, you may elect to receive these documents electronically by sending us instructions in writing in a form acceptable to us, in which case you will receive an e-mail with a link to these documents. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges.

You may access and print all documents provided through this electronic delivery service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

Householding of Proxy Materials

In a further effort to reduce printing costs, postage fees and the impact on the environment, we have adopted a practice approved by the SEC called “householding.” Under this practice, we will send only a single copy of our proxy materials to all stockholders who share an address, unless any of these stockholders notifies us that he or she objects to receiving a single copy or revokes a prior consent to receiving such single copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials, but would like to request a separate copy of these materials, please contact Boston Financial Data Services by calling 1-844-700-1422 or by writing to 30 Dan Road, Canton Ma, 02021. Similarly, you may also contact Boston Financial Data Services if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

By Order of the Board of Directors,

/s/ Simon J. Mildé

Chairman of the Board

New York, NY
January 26, 2016

PRIVACY NOTICE

We are committed to protecting your privacy. This privacy notice explains the privacy policies of Terra Income Fund 6, Inc. and its affiliated companies. This notice supersedes any other privacy notice you may have received from Terra Income Fund 6, Inc.

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, number of shares you hold and your social security number. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.

We do not share this information with any non-affiliated third party except as described below.

•	Authorized Employees of Terra Income Advisors. It is our policy that only authorized employees of our advisor who need to know your personal information will have access to it.
•	Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.
•	Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
TERRA INCOME FUND 6, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS
MARCH 24, 2016

The undersigned stockholder of Terra Income Fund 6, Inc. (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and hereby appoints Bruce D. Batkin and Gregory M. Pinkus, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on March 24, 2016 at 11:00 a.m., Eastern Time.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted FOR the Nominees listed in Proposal 1.

Please vote, sign and date this proxy on the reverse side and return it promptly in the enclosed envelope.

(CONTINUED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS
TERRA INCOME FUND 6, INC.
MARCH 24, 2016

VOTE BY INTERNET — www.2voteproxy.com/terra

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Terra Income Fund 6, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE — 1-800-830-3542

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Terra Income Fund 6, Inc., c/o Boston Financial Data Services, 30 Dan Road, Canton Ma, 02021.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD
IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE

Please Detach and Mail in the Envelope Provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1

1. The election of the following persons (except as marked to the contrary) as Class I directors, who will serve as director of Terra Income Fund 6, Inc. until 2019, or until his successor is duly elected and qualified.	FOR	AGAINST	WITHHOLD AUTHORITY	NOMINEE
	☐	☐	☐	Simon J. Mildé
	☐	☐	☐	Richard B. Jennings
2. To vote upon such other business as may properly come before the Meeting or any postponement or adjournment thereof.
IMPORTANT: Please sign your names exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.
_________________________________ Signature	________ Date	___________________________ Signature (If held jointly)		___________ Date